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                                                                     Exhibit 3.3

                                     BYLAWS

                                       OF

                      NELLCOR PURITAN BENNETT INCORPORATED




AMENDED - EFFECTIVE 4/10/97             5
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                                      INDEX

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ARTICLE I.      Offices  . . . . . . . . . . . . . . . . . . . . . . . . .    1

    Section 1.  Registered Office  . . . . . . . . . . . . . . . . . . . .    1

    Section 2.  Other Offices  . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.     Corporate Seal . . . . . . . . . . . . . . . . . . . . . .    1

    Section 3.  Corporate Seal . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE III.    Stockholders' Meetings . . . . . . . . . . . . . . . . . .    1

    Section 4.  Place of Meetings  . . . . . . . . . . . . . . . . . . . .    1

    Section 5.  Annual Meetings  . . . . . . . . . . . . . . . . . . . . .    1

    Section 6.  Special Meetings . . . . . . . . . . . . . . . . . . . . .    2

    Section 7.  Notice of Meetings . . . . . . . . . . . . . . . . . . . .    2

    Section 8.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . .    2

    Section 9.  Adjournment and Postponement of Meetings . . . . . . . . .    3

    Section 10. Voting . . . . . . . . . . . . . . . . . . . . . . . . . .    3

            (a) Voting Rights  . . . . . . . . . . . . . . . . . . . . . .    3

            (b) Cumulative Voting  . . . . . . . . . . . . . . . . . . . .    3

    Section 11. Joint Owners of Stock  . . . . . . . . . . . . . . . . . .    3

    Section 12. List of Stockholders . . . . . . . . . . . . . . . . . . .    4

    Section 13. Election of Directors; Stockholder Proposals . . . . . . .    4

            (a) Annual Meeting of Stockholders . . . . . . . . . . . . . .    4

            (b) Special Meeting of Stockholders  . . . . . . . . . . . . .    5

            (c) General  . . . . . . . . . . . . . . . . . . . . . . . . .    6





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
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    Section 14. Action without Meeting  . . . . . . . . . . . . . . . . .     6

    Section 15. Organization; Conduct of Meetings . . . . . . . . . . . .     8

ARTICLE IV.     Directors . . . . . . . . . . . . . . . . . . . . . . . .     9

    Section 16. Number and Term of Office . . . . . . . . . . . . . . . .     9

    Section 17. Powers  . . . . . . . . . . . . . . . . . . . . . . . . .     9

    Section 18. Vacancies . . . . . . . . . . . . . . . . . . . . . . . .     9

    Section 19. Resignation and Disqualification  . . . . . . . . . . . .     9

            (a) Resignation . . . . . . . . . . . . . . . . . . . . . . .     9

            (b) Disqualification for Nomination . . . . . . . . . . . . .    10

    Section 20. Removal . . . . . . . . . . . . . . . . . . . . . . . . .    10

    Section 21. Meetings  . . . . . . . . . . . . . . . . . . . . . . . .    10

            (a) Annual Meetings . . . . . . . . . . . . . . . . . . . . .    10

            (b) Regular Meetings  . . . . . . . . . . . . . . . . . . . .    10

            (c) Special Meetings  . . . . . . . . . . . . . . . . . . . .    11

            (d) Telephone Meetings  . . . . . . . . . . . . . . . . . . .    11

            (e) Notice of Meetings  . . . . . . . . . . . . . . . . . . .    11

            (f) Waiver of Notice  . . . . . . . . . . . . . . . . . . . .    11

    Section 22. Quorum and Voting . . . . . . . . . . . . . . . . . . . .    11

            (a) Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .    11

            (b) Majority Vote . . . . . . . . . . . . . . . . . . . . . .    12

    Section 23. Action without Meeting  . . . . . . . . . . . . . . . . .    12

    Section 24. Fees and Compensation . . . . . . . . . . . . . . . . . .    12


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
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    Section 25. Committees  . . . . . . . . . . . . . . . . . . . . . . .    12

            (a) Executive Committee . . . . . . . . . . . . . . . . . . .    12

            (b) Other Committees  . . . . . . . . . . . . . . . . . . . .    13

            (c) Term  . . . . . . . . . . . . . . . . . . . . . . . . . .    13

            (d) Meetings  . . . . . . . . . . . . . . . . . . . . . . . .    13

    Section 26. Organization  . . . . . . . . . . . . . . . . . . . . . .    14

ARTICLE V.      Officers  . . . . . . . . . . . . . . . . . . . . . . . .    14

    Section 27. Officers Designated . . . . . . . . . . . . . . . . . . .    14

    Section 28. Tenure and Duties of Officers . . . . . . . . . . . . . .    14

            (a) General . . . . . . . . . . . . . . . . . . . . . . . . .    14

            (b) Duties of Chairman of the Board of Directors  . . . . . .    14

            (c) Duties of the President or Chief Executive Officer  . . .    15

            (d) Duties of Vice Presidents . . . . . . . . . . . . . . . .    15

            (e) Duties of Secretary . . . . . . . . . . . . . . . . . . .    15

            (f) Duties of Chief Financial Officer . . . . . . . . . . . .    15

    Section 29. Resignations  . . . . . . . . . . . . . . . . . . . . . .    16

    Section 30. Removal . . . . . . . . . . . . . . . . . . . . . . . . .    16

ARTICLE VI.     Execution of Corporate Instruments and Voting of
                Securities Owned by the Corporation . . . . . . . . . . .    16

    Section 31. Execution of Corporate Instruments  . . . . . . . . . . .    16





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
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    Section 32. Voting of Securities Owned by the Corporation . . . . . .    17

ARTICLE VII.    Shares of Stock . . . . . . . . . . . . . . . . . . . . .    17

    Section 33. Form and Execution of Certificates  . . . . . . . . . . .    17

    Section 34. Lost Certificates . . . . . . . . . . . . . . . . . . . .    17

    Section 35. Transfers . . . . . . . . . . . . . . . . . . . . . . . .    18

    Section 36. Fixing Record Dates . . . . . . . . . . . . . . . . . . .    18

    Section 37. Registered Stockholders . . . . . . . . . . . . . . . . .    18

ARTICLE VIII.   Other Securities of the Corporation . . . . . . . . . . .    18

    Section 38. Execution of Other Securities . . . . . . . . . . . . . .    18

ARTICLE IX.     Dividends . . . . . . . . . . . . . . . . . . . . . . . .    19

    Section 39. Declaration of Dividends  . . . . . . . . . . . . . . . .    19

    Section 40. Dividend Reserve  . . . . . . . . . . . . . . . . . . . .    19

ARTICLE X.      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .    19

    Section 41. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .    19

ARTICLE XI.     Indemnification of Officers, Directors, Employees
                and Other Agents  . . . . . . . . . . . . . . . . . . . .    20

    Section 42. Directors . . . . . . . . . . . . . . . . . . . . . . . .    20

    Section 43. Officers, Employees and Other Agents  . . . . . . . . . .    20

    Section 44. Good Faith  . . . . . . . . . . . . . . . . . . . . . . .    20

    Section 45. Expenses  . . . . . . . . . . . . . . . . . . . . . . . .    21


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
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    Section 46. Enforcement . . . . . . . . . . . . . . . . . . . . . . .    21

    Section 47. Non-Exclusivity of Rights . . . . . . . . . . . . . . . .    21

    Section 48. Survival of Rights  . . . . . . . . . . . . . . . . . . .    22

    Section 49. Insurance . . . . . . . . . . . . . . . . . . . . . . . .    22

    Section 50. Amendments  . . . . . . . . . . . . . . . . . . . . . . .    22

    Section 51. Savings Clause  . . . . . . . . . . . . . . . . . . . . .    22

    Section 52. Certain Definitions . . . . . . . . . . . . . . . . . . .    22

ARTICLE XII.    Notices . . . . . . . . . . . . . . . . . . . . . . . . .    23

    Section 53. Notices . . . . . . . . . . . . . . . . . . . . . . . . .    23

            (a) Notice to Stockholders  . . . . . . . . . . . . . . . . .    23

            (b) Notice to Directors . . . . . . . . . . . . . . . . . . .    23

            (c) Address Unknown . . . . . . . . . . . . . . . . . . . . .    23

            (d) Affidavit of Mailing  . . . . . . . . . . . . . . . . . .    24

            (e) Time Notices Deemed Given . . . . . . . . . . . . . . . .    24

            (f) Methods of Notice . . . . . . . . . . . . . . . . . . . .    24

            (g) Failure to Receive Notice . . . . . . . . . . . . . . . .    24

            (h) Notice to Person with Whom Communication is Unlawful  . .    24

ARTICLE XIII.   Amendments  . . . . . . . . . . . . . . . . . . . . . . .    25

    Section 54. Amendments  . . . . . . . . . . . . . . . . . . . . . . .    25




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




                                     BYLAWS

                                       OF

                      NELLCOR PURITAN BENNETT INCORPORATED

                                    ARTICLE I
                                     Offices

           Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent. (Del. Code Ann., tit. 8, sec. 131)

           Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business in Pleasanton, California, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, sec. 122(8))

                                   ARTICLE II
                                 Corporate Seal

           Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, sec. 122(3))

                                   ARTICLE III
                             Stockholders' Meetings

           Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof. (Del. Code Ann., tit. 8, sec. 211(a))

           Section 5. Annual Meeting. The annual meeting of the stockholders of the corporation, commencing with the year 1987, for the purpose of election of Directors and for such other business as may lawfully come before it shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10




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o'clock A.M. on the third Tuesday in October in each year if not a legal holiday, and, if a legal holiday, at the same hour and place on the next succeeding day not a holiday. (Del. Code Ann., tit. 8, sec. 211(b))

           Section 6. Special Meetings. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the President or Chief Executive Officer or the Board of Directors at any time, to be held at the office of the corporation required to be maintained pursuant to Section 2 hereof. No business may be transacted at such meeting except that referred to in the notice thereof. (Del. Code Ann., tit. 8, sec.211(d)) (Amendment effective 4/10/97).

           Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, sec. 222, 229)

           Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting, provided that "broker nonvotes" shall not be excluded in determining a quorum. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat or by the Chairman of the meeting, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation. (Del. Code Ann., tit. 8, sec. 216) (Amendment effective 4/10/97).






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

           Section 9. Adjournment and Postponement of Meetings. Any meeting of stockholders, whether annual or special, may be postponed by action of the Board of Directors from time to time, and such meeting may be adjourned by the vote of a majority of the shares, the holders of which are present either in person or by proxy or by the Chairman of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, sec. 222(C)) (Amendment effective 4/10/97).

           Section 10. Voting.

               (a) Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. (Del. Code Ann., tit. 8, sec. 211(e), 212(b))

               (b) Cumulative Voting. Every stockholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. (Del. Code Ann., tit. 8, sec. 214)

           Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware,
Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, sec. 217(b))

           Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares





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registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. (Del. Code Ann., tit. 8, sec. 219(a))

           Section 13. Election of Directors; Stockholder Proposals.

                (a) Annual Meeting of Stockholders.

                    (i) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation's notice of meeting delivered pursuant to Section 7, (B) by or at the direction of the presiding officer of the meeting or (C) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (a) of this Section 13 and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

                    (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (y) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                    (iii) Notwithstanding anything in the second sentence of
Section 13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or



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specifying the size of the increased Board of Directors made by the corporation at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

              (b) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Sections 6 and 7 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 13 and who is a stockholder or record at the time such notice is delivered to the Secretary of the corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by Section 13(a)(ii) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

              (c) General.

                  (i) Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 6 and this Section 13. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

                  (ii) For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) For purposes of this Section 13, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting. In order for any notification required to be delivered by a stockholder pursuant to this Section 13 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

                  (iv) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. (Amendment effective 4/10/97).






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
     Section 14.  Action without Meeting.

              (a) Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the corporation, subject to the provisions of subsections (b), (c), (d) and (e) of this Section 14, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of issued and outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

              (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation.

              (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than ten days following the date of receipt of such a request. At such meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of the principal stock exchange or automated quotation system in the United States on which securities of the corporation are then listed or quoted. If no record date has been so fixed by the Board of Directors as provided above, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board of Directors as provided above and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

              (d) In the event of the delivery to the corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the secretary shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed such review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders.

              (e) For purposes of this Section 14, delivery to the corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. (Amendment effective 4/10/97).

     Section 15. Organization; Conduct of Meetings. At every meeting of stockholders, the Chairman of the Board of Directors, or, if such Chairman has not been appointed or is absent, the President, or, if a President has not been appointed or is absent, the Chief Executive Officer, or, if a Chief Executive Officer has not been appointed or is absent, the most senior Vice President present, or in the absence of any such officer, a Chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as Chairman of the meeting. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     The Board of Directors may adopt by resolutions such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(e) limitations on the time allotted to questions and/or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. (Amendment effective 4/10/97).

                                   ARTICLE IV
                                    Directors

     Section 16. Number and Term of Office. The number of Directors which shall constitute the whole of the Board of Directors shall be such number of Directors as the Board of Directors shall at the time have designated, provided, however, that, in the absence of any such designation, such number of Directors shall be six (6). Except as provided in Section 18, the Directors shall be elected by the stockholders at their annual meeting in each year and shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, or until their death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. (Del. Code Ann., tit. 8, sec. 141(b), 211(b), (c)) (Amendments effective 10/29/90, 6/1/91, and 5/19/94).

     Section 17. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation (Del. Code Ann., tit. 8, sec. 141(a))

     Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 20 below) to elect the number of Directors then constituting the whole Board of Directors. (Del. Code Ann., tit. 8, sec. 223(a), (b))

     Section 19. Resignation and Disqualification.

             (a) Resignation. Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, sec. 141(b), 223(d))

             (b) Disqualification for Nomination. No person 72 years of age or older shall be eligible for nomination by, or at the direction of, the Board of Directors or by the Nominating and Compensation Committee or other person appointed by the Board of Directors for election to the Board of Directors of the corporation. Notwithstanding the foregoing, members of the Board of Directors as of September 7, 1994 ("Current Members") shall not be subject to the foregoing limitation and shall be eligible for nomination by any of the foregoing for re-election to the Board of Directors despite being 72 years of age or older; provided, however, that, prior to any Current Member who is 72 years of age or older being so nominated, the Board of Directors, not including the Current Member in question, will by secret ballot determine the fitness of such Current Member to serve an additional term on the Board of Directors. The decision to nominate such Current Member for re-election to the Board of Directors will depend on the determination of the fitness of such Current Member to serve an additional term. (Amendment effective 9/7/94).

     Section 20. Removal. At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors; provided, however, that if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. (Del. Code Ann., tit. 8, sec. 141(k))

     Section 21. Meetings.

             (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

             (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors. (Del. Code Ann., tit. 8, sec. 141(g))

             (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or the President or any Vice President or the Secretary of the corporation or any two (2) Directors. (Del. Code Ann., tit. 8, sec. 141(g))

             (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, sec. 141(i))

             (e) Notice of Meetings. Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to
Section 21 (a) or (b) above shall be delivered personally, orally or in writing, or by telephone or telegraph to each director, at least forty-eight (48) hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four (4) days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, sec. 229)

             (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, sec. 229)

     Section 22. Quorum and Voting.

             (a) Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with
Section 16 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, sec. 141(b))

             (b) Majority Vote. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, sec. 141(b))

     Section 23. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. (Del. Code Ann., tit. 8, sec. 141(f))

     Section 24. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, sec. 141(h)).

     Section 25. Committees.

             (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws. (Del. Code Ann., tit. 8, sec. 141(c))

             (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, sec. 141(c))

             (c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, sec. 141(c))

             (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 2 hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, sec. 141(c), 229)

     Section 26. Organization. At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if a President has not been appointed or is absent, the Chief Executive Officer, or, if a Chief Executive Officer has not been appointed or is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President or Chief Executive Officer, shall act as secretary of the meeting.

                                    ARTICLE V
                                    Officers

     Section 27. Officers Designated. The officers of the corporation shall be the Chairman of the Board of Directors, the President or Chief Executive Officer, one or more Vice Presidents, the Secretary and the Chief Financial Officer, all of whom shall be elected at the annual meeting of the Board of

Directors. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may also appoint such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. (Del. Code Ann., tit. 8, sec. 122(5), 142(a), (b))

     Section 28. Tenure and Duties of Officers.

             (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, sec. 141(b), (e))

             (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, sec. 142(a))

             (c) Duties of the President or Chief Executive Officer. The President or Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President or Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President or Chief Executive Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, sec. 142(a))

             (d) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President or Chief Executive Officer in the absence or disability of the President or Chief Executive Officer or whenever the office of President or Chief Executive Officer is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President or Chief Executive Officer shall designate from time to time. (Del. Code Ann., tit. 8, sec. 142(a))

             (e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President or Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President or Chief Executive Officer shall designate from time to time. (Del. Code Ann., tit. 8, sec. 142(a))

             (f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President or Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his officer and shall also perform such other duties and have such other powers as the Board of Directors of the President or Chief Executive Officer shall designate from time to time. The President or Chief Executive Officer may direct any Assistant Chief Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President or Chief Executive Officer shall designate from time to time. (Del. Code Ann., tit. 8, sec. 142(a))

     Section 29. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. (Del. Code Ann., tit. 8, sec. 142(b))

     Section 30. Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI
                  Execution of Corporate Instruments and Voting
                     of Securities Owned by the Corporation

     Section 31. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, sec. 103(a), 142(a), 158)

             Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, the President or Chief Executive Officer or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. (Del. Code Ann., tit. 8, sec. 103(a), 142(a), 158)

             All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. (Del. Code Ann., tit. 8, sec. 103(a), 142(a), 158)

     Section 32. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President or Chief Executive Officer, or any Vice President. (Del. Code Ann., tit. 8, sec. 123)

                                   ARTICLE VII
                                 Shares of Stock

     Section 33. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued. (Del. Code Ann., tit. 8, sec. 158)

     Section 34. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance or a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, sec. 167)

     Section 35. Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 6, sec. 8-401(1))

     Section 36. Fixing Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Notwithstanding the foregoing, any record date for action by stockholders in writing without a meeting shall be determined as set forth in Section 14(c) of these Bylaws. (Del. Code Ann., tit. 8, sec. 213) (Amendment effective 4/10/97).

             Section 37. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8, sec. 213(a), 219)

                                  ARTICLE VIII
                       Other Securities of the Corporation

     Section 38. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or Chief Executive Officer or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.





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
                                   ARTICLE IX
                                    Dividends

     Section 39. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. (Del. Code Ann., tit. 8, sec. 170, 173)

     Section 40. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, sec. 171)

                                    ARTICLE X
                                   Fiscal Year

     Section 41. Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall be a 52/53 week calendar year with all months ending on a Sunday, and the fiscal year ending on the last Sunday in June.

                                   ARTICLE XI
                          Indemnification of Officers,
                      Directors, Employees and Other Agents

     Section 42. Directors. The corporation shall indemnify its Directors to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment).

     Section 43. Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers, employees and other agents as set forth in the Delaware General Corporation Law.

     Section 44. Good Faith.

             (1) For purposes of any determination under this By-Law, a Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.

             (2) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

             (3) The provisions of this Section 44 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

     Section 45. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this By-Law or otherwise.

     Section 46. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this By-Law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director who serves in such capacity at any time while this By-Law and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this By-Law to a Director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim or indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 47. Non-Exclusivity of Rights. The rights conferred on any person by this By-Law shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the Delaware General Corporation Law.

     Section 48. Survival of Rights. The rights conferred on any person by this By-Law shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 49. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this By-Law.

     Section 50. Amendments. Any repeal or modification of this By-Law shall only be prospective and shall not affect the rights under this By-Law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     Section 51. Savings Clause. If this By-Law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent to the full extent permitted by any applicable portion of this By-Law that shall not have been invalidated, or by any other applicable law.

     Section 52. Certain Definitions. For the purposes of this By-Law, the following definitions shall apply:

             (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appear of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

             (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

             (3) The term "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-Law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             (4) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.





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
             (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this By-Law.

                                   ARTICLE XII
                                     Notices

     Section 53. Notices.

             (a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, personally or timely and duly deposited in the United States mail, postage prepaid, and addressed to his/her last known post office address as shown by the stock record of the corporation or its transfer agent. (Del. Code Ann., tit. 8, sec. 222)

             (b) Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (e) of Section 21 of these Bylaws except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

             (c) Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

             (d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. (Del. Code Ann., tit. 8, sec. 222)

             (e) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

             (f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

             (g) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

             (h) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful. (Del. Code Ann., tit. 8, sec. 230)

                                  ARTICLE XIII
                                   Amendments

     Section 54. Amendments. These Bylaws may be amended or repealed and new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, to adopt, amend or repeal Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of Directors who shall constitute the whole Board of Directors). (Del. Code Ann., tit. 8, sec. 109(a), 122(6))





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